UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2018

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

(412) 434-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.
On April 23, 2018, PPG Industries, Inc. (the “Company”) approved a business restructuring plan which includes actions to reduce its global cost structure. The program is in response to a customer assortment change in our U.S. architectural coatings business during the first quarter 2018 and sustained, elevated raw material inflation. The program aims to further right-size employee headcount and production capacity in certain businesses based on current product demand, as well as reductions in various global functional and administrative costs. A pretax restructuring charge of $80 million to $85 million, based on current exchange rates, will be recorded in PPG's second quarter 2018 financial results, of which about $75 million to $80 million represents employee severance and other cash costs. The remainder of the charge represents the write-down of certain assets and other non-cash costs. In addition, other cash costs of up to $35 million to $40 million will be incurred, consisting of incremental restructuring-related cash costs for certain items that are required to be expensed on an as-incurred basis of approximately $15 million and approximately $20 million to $25 million for items which are expected to be capitalized. The Company also expects approximately $15 million of incremental non-cash accelerated depreciation expense for certain assets due to their reduced expected asset life as a result of this program. Substantially all restructuring actions are expected to be complete by the end of the second quarter 2019 and will result in the net reduction of approximately 1,100 positions. The Company expects the cash payback of the restructuring program to be less than two years.
In addition, the Company continues to review its cost structure to identify additional cost savings opportunities.
Forward-Looking Statements
Statements in this Form 8-K relating to matters that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 reflecting the company’s current view with respect to future events or objectives and financial or operational performance or results. The forward-looking statements contained herein include statements relating to the timing of and ability to realize the expected cost savings from the restructuring initiatives, the amount of the expected earnings charge, the amount of the expected cash and severance costs, the amount of the incremental non-cash accelerated depreciation expense and the ability to identify additional cost savings opportunities. Actual events may differ materially from current expectations and are subject to a number of risks and uncertainties, including the actual cost of the restructuring actions, the ability to realize the expected cost savings within the anticipated time frame, and the other risks and uncertainties discussed in PPG Industries’ periodic reports on Form 10-K and Form 10-Q and its current reports on Form 8-K filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of their initial issuance, and PPG Industries does not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 27, 2018	By:	/s/ Vincent J. Morales
Vincent J. Morales
Senior Vice President and Chief Financial Officer